EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS OCTOBER 2005

OPERATIONAL PERFORMANCE

HOUSTON, Nov. 1, 2005 - Continental Airlines (NYSE: CAL) today reported an October consolidated (mainline plus regional) load factor of 77.3 percent, 1.0 point below last year's October consolidated load factor, and a mainline load factor of 77.4 percent, 1.5 points below last year's October mainline load factor. The carrier reported for October 2005 a record domestic mainline load factor of 80.2 percent, 1.2 points above October 2004, and an international mainline load factor of 74.0 percent, 4.6 points below October 2004.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 78.1 percent and a systemwide mainline completion factor of 98.8 percent. The carrier's systemwide mainline completion factor was negatively impacted by Hurricane Wilma. Excluding weather cancellations, the carrier's systemwide mainline completion factor for October 2005 was 99.6 percent.

In October 2005, Continental flew 6.6 billion consolidated revenue passenger miles (RPMs) and 8.6 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 7.2 percent and a capacity increase of 8.6 percent as compared to October 2004. In October 2005, Continental flew 5.9 billion mainline RPMs and 7.6 billion mainline ASMs, resulting in a mainline traffic increase of 6.1 percent and a mainline capacity increase of 8.1 percent as compared to October 2004. Domestic mainline traffic was 3.3 billion RPMs in October 2005, up 5.0 percent from October 2004, and domestic mainline capacity was 4.1 billion ASMs, up 3.4 percent from October 2004.

For the month of October 2005, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 4.5 and 5.5 percent compared to October 2004, while mainline passenger RASM is estimated to have increased between 3.5 and 4.5 percent compared to October 2004. For September 2005, consolidated passenger RASM increased 9.0 percent compared to September 2004 while mainline passenger RASM increased 8.3 percent from September 2004.

  Continental's regional operations (Continental Express) had a record October load factor of 76.7 percent, 2.4 points above last year's October load factor. Regional RPMs were 779.9 million and regional ASMs were 1.02 billion in October 2005, resulting in a traffic increase of 16.1 percent and a capacity increase of 12.6 percent versus October 2004.

Continental Airlines is the world's sixth-largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,000 daily departures throughout the Americas, Europe and Asia, serving 151 domestic and 134 international destinations, more than any other carrier in the world. More than 400 additional points are served via SkyTeam alliance airlines, which include Aeromexico, Air France/KLM, Alitalia, CSA Czech Airlines, Delta Air Lines, Korean Air and Northwest Airlines.  With over 42,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 60 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the second consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2005 list of Most Admired Global Companies. Continental was also included in the publication's annual "Top 50" list, which ranks all companies, across a wide variety of industries, that appear in the Global Most Admired Companies issue. Continental again won major awards at the 2005 OAG Airline of the Year Awards including "Airline of the Year" and "Best Airline Based in North America" for the second consecutive year, and "Best Executive/Business Class" for the third consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2004 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
OCTOBER	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	3,317,921	3,159,420	5.0	Percent

International	2,535,111	2,358,326	7.5	Percent
Transatlantic	1,387,163	1,313,105	5.6	Percent
Latin America	555,138	550,446	0.9	Percent
Pacific	592,809	494,774	19.8	Percent

Mainline	5,853,031	5,517,746	6.1	Percent
Regional	779,885	671,568	16.1	Percent
Consolidated	6,632,916	6,189,314	7.2	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,134,667	3,997,256	3.4	Percent

International	3,426,574	2,998,928	14.3	Percent
Transatlantic	1,821,180	1,574,299	15.7	Percent
Latin America	791,052	797,777	-0.8	Percent
Pacific	814,342	626,852	29.9	Percent

Mainline	7,561,241	6,996,184	8.1	Percent
Regional	1,017,277	903,796	12.6	Percent
Consolidated	8,578,518	7,899,979	8.6	Percent
PASSENGER LOAD FACTOR
Domestic	80.2 Percent	79.0 Percent	1.2	Points

International	74.0 Percent	78.6 Percent	-4.6	Points
Transatlantic	76.2 Percent	83.4 Percent	-7.2	Points
Latin America	70.2 Percent	69.0 Percent	1.2	Points
Pacific	72.8 Percent	78.9 Percent	-6.1	Points

Mainline	77.4 Percent	78.9 Percent	-1.5	Points
Regional	76.7 Percent	74.3 Percent	2.4	Points
Consolidated	77.3 Percent	78.3 Percent	-1.0	Points

ONBOARD PASSENGERS
Mainline	3,658,662	3,525,898	3.8	Percent
Regional	1,415,687	1,251,745	13.1	Percent
Consolidated	5,074,349	4,777,643	6.2	Percent

CARGO REVENUE TON MILES (000)
Total	95,318	96,070	-0.8	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	33,171,879	31,625,450	4.9	Percent

International	26,264,712	23,358,891	12.4	Percent
Transatlantic	13,041,983	11,329,234	15.1	Percent
Latin America	7,574,166	7,157,674	5.8	Percent
Pacific	5,648,563	4,871,983	15.9	Percent

Mainline	59,436,591	54,984,341	8.1	Percent
Regional	7,361,750	6,118,859	20.3	Percent
Consolidated	66,798,341	61,103,200	9.3	Percent
AVAILABLE SEAT MILES (000)
Domestic	40,797,762	40,833,949	-0.1	Percent

International	33,784,104	29,969,723	12.7	Percent
Transatlantic	16,257,613	14,045,097	15.8	Percent
Latin America	10,026,260	9,701,439	3.3	Percent
Pacific	7,500,231	6,223,187	20.5	Percent

Mainline	74,581,866	70,803,672	5.3	Percent
Regional	9,895,514	8,601,130	15.0	Percent
Consolidated	84,477,380	79,404,802	6.4	Percent
PASSENGER LOAD FACTOR
Domestic	81.3 Percent	77.4 Percent	3.9	Points

International	77.7 Percent	77.9 Percent	-0.2	Points
Transatlantic	80.2 Percent	80.7 Percent	-0.5	Points
Latin America	75.5 Percent	73.8 Percent	1.7	Points
Pacific	75.3 Percent	78.3 Percent	-3.0	Points

Mainline	79.7 Percent	77.7 Percent	2.0	Points
Regional	74.4 Percent	71.1 Percent	3.3	Points
Consolidated	79.1 Percent	77.0 Percent	2.1	Points
ONBOARD PASSENGERS
Mainline	37,364,630	35,645,278	4.8	Percent
Regional	13,277,420	11,362,110	16.9	Percent
Consolidated	50,642,050	47,007,388	7.7	Percent
CARGO REVENUE TON MILES (000)
Total	840,294	845,627	-0.6	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
OCTOBER	2005	2004	Change
On-Time Performance [1]	78.1%	87.7%	(9.6)	Points
Completion Factor [2]	98.8%	99.8%	(1.0)	Points
YEAR-TO-DATE	2005	2004	Change
On-Time Performance [1]	77.3%	79.3%	(2.0)	Points
Completion Factor [2]	99.3%	99.5%	(0.2)	Points
September 2005 consolidated breakeven load factor [3,4]			84.5	Percent
September 2005 year-over-year consolidated RASM change			9.0	Percent
September 2005 year-over-year mainline RASM change			8.3	Percent
October 2005 estimated year-over-year consolidated RASM change			4.5-5.5	Percent
October 2005 estimated year-over-year mainline RASM change			3.5-4.5	Percent
October 2005 estimated average price per gallon of fuel, including fuel taxes			2.36	Dollars
October 2005 estimated consolidated breakeven load factor [3]			90	Percent
October 2005 actual consolidated load factor [5]			77.3	Percent
November 2005 estimated consolidated breakeven load factor [3]			86	Percent
1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage
3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-
Financial/Traffic Releases section.
4 Non-cash settlement charge related to the pilot pension plan offset by a reduction in the allowance related to permanently grounded aircraft increased consolidated breakeven load factor by 0.4 percentage points.
5 Includes Continental Airlines and Continental Express
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